GRIFFON CORPORATION ANNOUNCES OPERATING RESULTS
                -----------------------------------------------
           FOR THE FIRST QUARTER OF FISCAL 2006 AND INITIAL SHIPMENTS
           ----------------------------------------------------------
           FOR THE SYRACUSE RESEARCH CORPORATION SUBCONTRACT-RELEASES
           ----------------------------------------------------------
        NOW EXCEED $90 MILLION AND THE PROGRAM COULD EXCEED $150 MILLION
        ----------------------------------------------------------------

     Jericho, New York, February 3, 2006 - Griffon Corporation (NYSE:GFF) today reported operating results for the first quarter of fiscal 2006, ended December 31, 2005. Net sales for the quarter increased to $358,524,000 up from $340,174,000 for the first quarter of fiscal 2005. Income before income taxes was $10,793,000 compared to $17,555,000 last year. Net income was $6,776,000 in the current quarter compared to $9,192,000 last year. Diluted earnings per share for the quarter was $.22 compared to $.29 in last year's first quarter.

     Operating results in the first quarter of fiscal 2006 reflected unprecedented increases in resin costs and reduced sales volume from our primary customer for the specialty plastic films segment. This segment experienced reduced unit volume from its primary customer as a result of product design changes and the softening of its North American market. In garage doors, selling price increases to pass along increased raw material (steel) costs and favorable product mix resulted in higher net sales. Garage door profitability was positively impacted as raw material cost increases were not recovered in the prior year, but were recovered in the current year. Higher sales and profits in the installation services segment reflected continued strength in the Phoenix and Las Vegas markets. The electronic information and communication systems segment, Telephonics, reflected higher sales and profits principally due to growth in radar programs.

     The company also announced that Telephonics successfully delivered the initial systems in support of the subcontract award from Syracuse Research Corporation (SRC) for turnkey production of an SRC product. Telephonics has received subcontracts in excess of $90 million to date. Under the structure of the joint cooperation agreement with SRC, Telephonics' total share of all production for the program could exceed $150 million. SRC is an independent, not-for-profit research and development leader focused on technology programs of national significance. "Meeting the initial delivery of this aggressive effort is a tribute to the effective collaboration between Telephonics and SRC", emphasized Mr. Donald C. Pastor, Executive Vice President of Operations for Telephonics. "As a team we are driven by a sincere desire to support our troops."

     Cash flow from operations was $4.7 million for the quarter, which funded capital expenditures of $4.7 million. Also, during the quarter $10.3 million was used to acquire approximately 415,500 shares of the company's common stock under its buyback program. Additional purchases will be made from time to time, depending on market conditions, at prices deemed appropriate by management.

     Griffon Corporation -

     o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

     o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

     o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

     o develops and manufactures information and communication systems for government and commercial markets worldwide.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, results of integrating acquired businesses into existing operations, competitive factors and pricing pressures for resin and steel, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


                               GRIFFON CORPORATION
                               -------------------
                              OPERATING HIGHLIGHTS
                              --------------------
                                   (Unaudited)


           PRELIMINARY

                                                                For the Three Months Ended
                                                                        December 31,
                                                       ----------------------------------------------
                                                               2005                          2004
                                                               ----                          ----
 Net sales:
   Garage Doors                                           $  142,827,000              $  135,707,000
   Installation Services                                      82,154,000                  72,289,000
   Specialty Plastic Films                                    86,173,000                  91,332,000
   Electronic Information and Communication Systems           52,681,000                  46,402,000
   Intersegment eliminations                                  (5,311,000)                 (5,556,000)
                                                          --------------              --------------
                                                          $  358,524,000              $  340,174,000
                                                          ==============              ==============
 Operating income:
   Garage Doors                                           $   13,570,000              $   10,649,000
   Installation Services                                       2,810,000                   1,289,000
   Specialty Plastic Films                                    (1,636,000)                  8,598,000
   Electronic Information and Communication Systems            2,967,000                   2,524,000
                                                          --------------              --------------
     Segment operating income                                 17,711,000                  23,060,000
 Unallocated amounts                                          (4,830,000)                 (3,980,000)
 Interest expense, net                                        (2,088,000)                 (1,525,000)
                                                          --------------              --------------
   Income before income taxes                                 10,793,000                  17,555,000
 Provision for income taxes                                   (4,017,000)                 (6,495,000)
                                                          --------------              --------------
  Income before minority interest                              6,776,000                  11,060,000
 Minority interest                                                     -                  (1,868,000)
                                                          --------------              --------------
   Net income                                             $    6,776,000              $    9,192,000
                                                          ==============              ==============



                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

           PRELIMINARY

                                                       FOR THE THREE MONTHS ENDED
                                                              DECEMBER 31,
                                                              ------------

                                                         2005              2004
                                                         ----              ----

 Net sales                                            $  358,524       $  340,174
 Cost of sales                                           269,355          251,882
                                                      ----------       ----------
    Gross profit                                          89,169           88,292

 Selling, general and administrative expenses             75,224           70,458
                                                      ----------       ----------
    Income from operations                                13,945           17,834
                                                      ----------       ----------
 Other income (expense):
    Interest expense                                      (2,578)          (2,108)
    Interest income                                          490              583
    Other, net                                            (1,064)           1,246
                                                      ----------       ----------
                                                          (3,152)            (279)
                                                      ----------       ----------
    Income before income taxes                            10,793           17,555
                                                      ----------       ----------
 Provision for income taxes:
    Federal                                                2,807            4,088
    State and foreign                                      1,210            2,407
                                                      ----------       ----------
                                                           4,017            6,495
                                                      ----------       ----------
     Income before minority interest                       6,776           11,060

 Minority interest                                             -           (1,868)
                                                      ----------       ----------
    Net income                                        $    6,776       $    9,192
                                                      ==========       ==========

 Basic earnings per share of common stock             $     0.22       $     0.31
                                                      ==========       ==========

 Diluted earnings per share of common stock           $     0.22       $     0.29
                                                      ==========       ==========

 Weighted average number of shares outstanding:
      Basic                                           30,205,000       29,249,000
                                                      ==========       ==========
      Diluted                                         31,502,000       31,165,000
                                                      ==========       ==========



                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

           PRELIMINARY


                                                         DECEMBER 31,        SEPTEMBER 30,
                                                            2005                 2005
                                                         ------------        -------------
ASSETS
-------
Current Assets:
  Cash and cash equivalents                              $  45,960            $  60,663
  Accounts receivable, net                                 172,589              189,904
  Contract costs and recognized income
   not yet billed                                           47,111               43,065
  Inventories                                              152,700              148,350
  Prepaid expenses and other current assets                 40,647               41,227
                                                         ---------            ---------
    Total current assets                                   459,007              483,209
Property, plant and equipment, at cost less
  depreciation and amortization                            211,245              216,900
Goodwill                                                    96,350               96,098
Intangible and other assets                                 56,445               55,220
                                                         ---------            ---------
                                                         $ 823,047            $ 851,427
                                                         =========            =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Current Liabilities:
 Notes payable and current portion of long-term debt     $   8,346            $  16,625
 Accounts payable                                           82,614               91,970
 Accrued liabilities                                        70,676               78,849
 Income taxes                                               23,021               22,599
                                                         ---------            ---------
   Total current liabilities                               184,657              210,043
Long-term debt:
 Convertible subordinated notes                            130,000              130,000
 Other                                                      70,798               66,540
Other liabilities and deferred credits                      81,834               82,890
Shareholders' equity                                       355,758              361,954
                                                         ---------            ---------
                                                         $ 823,047            $ 851,427
                                                         =========            =========




                      GRIFFON CORPORATION AND SUBSIDIARIES
                      ------------------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


           PRELIMINARY

                                                                                     For the three Months Ended
                                                                                             December 31,
                                                                                     --------------------------
                                                                                      2005               2004
                                                                                     ------             ------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                                          $ 6,776             $ 9,192
 Adjustments to reconcile net income to net cash provided by                        -------             -------
  operating activities:
  Depreciation and amortization                                                       8,006               7,499
  Minority interest                                                                       -               1,868
  Provision for losses on accounts receivable                                           374                 347
  Change in assets and liabilities:
   Decrease in accounts receivable and contract costs and recognized
    income not yet billed                                                            11,473              25,736
   Increase  in inventories                                                          (3,814)             (1,905)
   Increase in prepaid expenses and other assets                                       (682)             (2,063)
   Decrease in accounts payable, accrued liabilities and income taxes               (19,181)            (31,930)
   Other changes, net                                                                 1,776                 351
                                                                                    -------             -------
 Total adjustments                                                                   (2,048)                (97)
                                                                                    -------             -------
    Net cash provided by operating activities                                         4,728               9,095
                                                                                    -------             -------
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment                                         (4,690)            (16,926)
Acquisition of minority interest in subsidiary                                       (1,304)             (3,883)
(Increase) decrease in lease deposits                                                    (8)              3,924
                                                                                    -------             -------
    Net cash used in investing activities                                            (6,002)            (16,885)
                                                                                    -------             -------


CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of shares for treasury                                                     (10,262)             (7,067)
Proceeds from borrowings under long-term debt arrangements                           60,000               7,778
Payments of long-term debt                                                          (62,699)             (3,187)
Payment of debt issuance costs                                                         (607)                  -
Decrease in short-term borrowings                                                    (1,181)               (118)
Distributions to minority interest                                                     (354)               (560)
Exercise of stock options                                                                66               2,514
Tax benefit from exercise of stock options                                            1,679                   -
                                                                                    -------             -------
     Net cash used in financing activities                                          (13,358)               (640)
                                                                                    -------             -------
Effect of exchange rate changes on cash and cash equivalents                            (71)                781
                                                                                    -------             -------
NET DECREASE  IN CASH AND CASH EQUIVALENTS                                          (14,703)             (7,649)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                     60,663              88,047
                                                                                    -------             -------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                          $45,960             $80,398
                                                                                    =======             =======
